Exhibit 3.10

MUST BE TYPED Fax (303) 894-242 FILING FEE: $25.00 MUST SUBMIT TWO COPIES Please include a typed self-addressed envelope	Mail to: Secretary of State Corporations Section 1560 Broadway. Suite 200 Denver. Colorado 80202 (303) 894-2251 ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION	For Office Use Only 002 FILED VICTORIA BUCKLEY COLORADO SECRETARY OF STATE 19991079667 M $25.00 SECRETARY OF STATE 04-27-1999 15:04:08

STOCK CHANGE

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is  Lifeloc Technologies Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on April 1, 1994, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

No shares have been issued or Directors Elected - Action by Incorporators

No shares have been issued but Directors Elected - Action by Directors

Such amendment was adopted by the board of directors where no shares have been issued and shareholder action was not required.

X	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

ARTICLE VII, Section 1 is hereby amended as follows:

ARTICLE VII

CAPITAL STOCK
Section 1. Authorized Shares. The total number of common shares which this corporation is authorized to issue is 50 million, no par value. The total number of series preferred stock, with terms to be established by the Board of Directors, which this corporation is authorized to issue is 10 million.

THIRD: If changing corporate name, the new name of the corporation is ________________

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

If these amendments are to have a delayed effective date, please list that date:  _____________________
(Not to exceed ninety (90) days from the date of filing)

ALCOR SYSTEMS. INC.

Signature	/s/ Vern D. Kornelson

Title	Secretary